Exhibit 10.5

AMENDMENT TO JAMES D’ARECCA’S EMPLOYMENT AGREEMENT

This Amendment (“Amendment”) to the Employment Agreement (“Agreement”), effective June 1, 2020, by and between TherapeuticsMD, Inc. with a place of business at 951 Yamato Road, Suite 220, Boca Raton, Florida 33431 (“TherapeuticsMD”); and James D’Arecca with a place of business at 951 Yamato Road, Suite 220, Boca Raton, Florida 33431 (“D’Arecca”).

WHEREAS, the Agreement exists between TherapeuticsMD and D’Arecca (collectively herein as the “Parties”) relating to the terms of D’Arecca’s employment; and

WHEREAS, the Parties have agreed to amend the Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, intending to be legally bound, the Parties hereby agree as follows:

1.	To replace Section 1(b) with the following:

Duties of Executive. Executive shall serve as the Chief Financial Officer of the Company, shall diligently perform all services as may be reasonably assigned to Executive by the Company’s Board of Directors (the “Board”) or the Company’s Chief Executive Officer (the “CEO”). Executive shall exercise such power and authority as may from time to time be delegated to Executive by the Board or the CEO. Executive shall report solely and directly to the CEO. During Executive’s employment, Executive shall devote substantially all of Executive’s full business time, energy, and ability exclusively to the business and interests of the Company, shall generally be physically present at the Company’s offices in Boca Raton, Florida during normal business hours each week (other than permitted periods of working remotely, paid time off (“PTO”) and on appropriate business travel for the benefit of the Company and shall not, without the Company’s prior written consent, be engaged in any other business activity pursued for gain, profit, or other pecuniary advantage if such activity interferes in any material respect with Executive’s duties and responsibilities hereunder. In Executive’s capacity as the Chief Financial Officer of the Company, Executive shall do and perform all services, acts, or things necessary or advisable to manage and conduct the business of the Company, subject to the policies and procedures set by the Company, including but not limited to performing the Company's budgeting and forecasting, record keeping, internal and external reporting; performing financial risk management; managing – in conjunction with the CEO – the Company’s internal relations functions; managing the Company's fundraising plans and capital structure; maintaining the Company's SOX compliance program, managing the Company's cash flow, overseeing the Company's finance systems; managing taxes, treasury, and other functions, and managing the finance organization. Except as otherwise agreed in writing by the Company, it shall not be a violation of this Agreement for Executive, and Executive shall be permitted, to (i) serve on any civic or charitable boards; (ii) deliver lectures, fulfill speaking engagements, or teach at educational institutions and other institutions; (iii) subject to any applicable Company policies, make personal investments in such form or manner as will neither require Executive’s services in the operation or affairs of the companies or enterprises in which such investments are made nor subject Executive to any conflict of interest with respect to Executive’s duties to the Company; and (iv) serve, with the written approval of the Board, as a director of one or more private or public companies, in each case so long as any such activities do not significantly interfere with the performance of Executive’s responsibilities under this Agreement, create a conflict of interest, or create an adverse interest or position detrimental to Company.

2.	Except as specifically referenced herein, the Agreement shall remain unchanged and shall continue in full force and effect.

This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the Parties actually executing such counterparts, and all of which shall constitute one instrument.

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TherapeuticsMD, Inc.

/s/ Robert Finizio	Date:	10/15/2021 | 9:38 AM EDT
Signature

Robert Finizio, Chief Executive Officer
Printed Name and Title

James D’Arecca

/s/ James D’ Arecca	Date:	10/4/2021 | 5:14 PM EDT
Signature

James C. D'Arecca Chief Financial Officer
Printed Name and Title